Exhibit 10.1

ENSTAR GROUP LIMITED
and
DOMINIC F. SILVEVSTER
and
ZEDRA TRUST COMPANY (GUERNSEY) LIMITED

JOINT OWNERSHIP AGREEMENT

THIS DEED is made on 21 January 2020
BETWEEN

(1)	ENSTAR GROUP LIMITED, whose registered office is situated at Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM JX, Bermuda (Company No. 333-220889) (the "Company");

(2)	DOMINIC F. Silvester, Chief Executive Officer of Enstar Group Limited, care of 8th Floor, One Creechurch Place, London, EC3A 5AY, United Kingdom (the "Executive"); and

(3)
ZEDRA TRUST COMPANY (GUERNSEY) LIMITED, whose registered office is at PO Box 341, Cambridge House, 3rd Floor, St Peter Port, Guernsey, GY1 3UW, Channel Islands (Company No. 24531) in its capacity as trustee of the Enstar Group Limited Employee Benefit Trust (the "Trustee").

WHEREAS

(A)
The Company has invited the Executive, together with the Trustee, to subscribe jointly for the Shares under the terms of Schedule A to the rules of the Plan ("Schedule A") and subject to the terms of this Deed.

(B)
In accordance with Schedule A, the Trustee and the Executive have agreed to acquire distinct, concurrent beneficial interests in a single holding of Common Shares and hereby subscribe jointly for the Shares on the terms set out in this Deed. The Trustee shall hold the legal title of the Shares as nominee for the Trustee and the Executive.

(C)	The Interests are granted and each of the Executive and the Trustee shall acquire and hold the Executive Interest and the Trust Interest, respectively, subject to Schedule A.

(D)	In connection with the grant of the Interests, and the acquisition of the Shares, each of the Executive and Trustee makes the representations, warranties and covenants set forth in Appendix 1 hereto.

1.	Definitions and Interpretation

1.1	Capitalised terms used but not otherwise defined in this Deed have the meanings given to them in the Plan.

1.2	In this Deed, unless the context otherwise requires:
"Business Day" means a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business;
"CAGR" means the Compound Annual Growth Rate of a Common Share calculated in accordance with Appendix 2;
"Executive Interest" means the Executive's beneficial interest in the Shares acquired pursuant to this Deed, the value of which is calculated in accordance with Clause 3.1;
"Good Reason" means:

a)
a material breach of the Company's or relevant Group Member's obligations under the Executive's employment agreement, provided that the Executive shall have given written notice thereof to the Company or relevant Group Member and the Company or relevant Group Member shall have failed to remedy the breach within 30 days;

b)	the relocation of the Executive's principal business office outside of the United Kingdom, without the Executive's prior agreement; or

c)	any material reduction in Executive's duties or authority;
"Grant Price" means $205.89 per Share;

"Group Member" means the Company or a Related Corporation;
"Hurdle" means the closing price of a Common Share on 17 January 2020 multiplied by the CAGR for the period from (and including) 21 January 2020 to the earlier of:

a)	20 January 2023; or
b)     the Realisation Date; or
c)     the date a final offer is made that subsequently results in a Change in Control
(or such other amount as determined by the Committee following a variation of share capital, share split or such other event as may have a material impact on the value of a Share);
"10-day VWAP" means the volume weighted average price of a Common Share for the ten consecutive trading days ending on (and which includes as a trading day) the day immediately prior to any date on which it is measured, as reported by Bloomberg;
"Market Price" means, in relation to a Share, the higher of (i) the closing price of a Common Share on the day immediately prior to any date on which it is measured; and (ii) 10-day VWAP, in each case, save where that term is used in the context of a Change in Control where 'Market Price' shall mean the applicable offer price per Common Share (or equivalent value thereof where the consideration is in a form other than cash);
"NASDAQ" means the Nasdaq Global Select Market of The Nasdaq Stock Market LLC;
"Performance Condition" means the condition specified in Appendix 6;
"Plan" means the Enstar Group Limited Amended and Restated 2016 Equity Incentive Plan as amended from time to time;
“Realisation Date” means the date on which value is realised in accordance with Clause 8 or 11 or on exercise of the Trustee Option under Clause 9;
"Rule 144" means Rule 144 promulgated under the Securities Act (or a successor rule thereto);
"SEC" means the U.S. Securities and Exchange Commission;
"Securities Act" means the U.S. Securities Act of 1933, as amended;
"Shares" means 565,630 Common Shares to be acquired by the Trustee and Executive under this Deed and any other securities or assets acquired as a result of holding them;
"Tax Liability" means any amount of tax or social security contributions for which the Executive would or may be liable and for which any Group Member or former Group Member would or may be obliged to (or would or may suffer a disadvantage if it were not to) account to any relevant authority;
"Total Subscription Price" means $565,630 being $1 per Share;
"Trust Interest" means the Trustee's interest in the Shares acquired pursuant to this Deed; and
"Trustee Option" has the meaning given to it in Clause 9.1 of this Deed.

1.3	Any reference in this Deed to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.4	Expressions in italics and headings are for guidance only and do not form part of this Deed.

2.	Acquisition of Shares

2.1	The Executive and the Trustee hereby subscribe, and the Company hereby agrees, subject to receipt of the amount in Clause 2.2 below, to issue, the Shares.

2.2
The Trustee agrees to pay the Total Subscription Price to the Company for the Trust Interest. The Executive is not required to pay any consideration for the Executive Interest. The Company will pay up to 60% of any employee income tax and employee social security contributions that arise as a result of the Grant and any tax liability arising on any such payment, up to a maximum aggregate amount of $5.3 million. The Executive will pay the Company, or agrees that the Company may deduct from amounts otherwise payable to the Executive, an amount equal to the balance of any and all employee income tax and employee social security contributions that arise as a result of the Grant.

2.3
The Executive and the relevant Group Member shall, on the date of this Deed and as a condition of the Grant being made, enter into a joint election in respect of any Grant in accordance with section 431 of ITEPA to disapply in full the restricted securities legislation contained in Chapter 2 of Part 7 of ITEPA in the form set out at Appendix 3 to this Deed.

3.	The Executive Interest

3.1	The Executive Interest is as follows:
Where the Market Price of a Share on any date it is measured, is:

3.1.1	Less than the Hurdle, 0% of any value in the Shares; and

3.1.2	Equal to or greater than the Hurdle:

(a)	0% of any value in the Shares below the Grant Price; and

(b)	100% of any value in the Shares above the Grant Price.

4.	The Trust Interest
The Trust Interest in the Shares is 100% of any value in the Shares minus the Executive Interest.

5.	Dealing with the Interest

5.1	Subject to Clause 9, neither the Executive nor the Trustee may call for a realisation of its Interest prior to the third anniversary of the Grant Date, other than in the event of a Change in Control.

5.2
The Executive Interest shall not be transferred, assigned, charged or otherwise disposed of except on death to the Executive's personal representatives or as otherwise permitted by this Deed or with the prior written agreement of the Company.

5.3
If the Executive attempts to transfer, assign, charge or otherwise dispose of the Executive Interest, except as permitted in this Deed or with the prior written agreement of the Company, the Trustee shall exercise the Trustee Option without notice.

5.4	The Trustee shall not dispose of the Shares without the prior written consent of the Executive other than:

5.4.1	following receipt of a notice pursuant to Clause 8.1;

5.4.2	in accordance with Clause 8.2;

5.4.3	following the exercise of the Trustee Option under Clause 9.1; or

5.4.4	pursuant to the acceptance of an offer in the event of a Change in Control.

6.	Vesting

6.1	Subject to Clauses 5, 6.3, 7 and 11.1, the Executive Interest shall Vest on the third anniversary of the Grant Date.

6.2	If the Market Price on the third anniversary of the Grant Date, or the Realisation Date, is less than the Hurdle, the Trustee shall exercise the Trustee Option.

6.3
20% of the Executive Interest shall be subject to the Performance Condition and that part of the Executive Interest shall Vest only to the extent that the Performance Condition has been satisfied. If the Performance Condition has not been met, the Trustee shall exercise the Trustee Option over the 20% of the Executive Interest that is unVested.

7.	Termination of Employment

7.1
In the event the Executive experiences a Termination of Service for Cause, the Company shall notify the Trustee as soon as is practicable of such Termination of Service and the Trustee shall exercise the Trustee Option.

7.2
In the event the Executive experiences a Termination of Service by reason of death, disability, termination without Cause or resignation with Good Reason, the Executive Interest shall continue to be held by the Executive (or his/her estate or beneficiaries, as the case may be) on the terms of this Deed and, subject to Clause 11, Clauses 6 and 8 will continue to apply.

7.3	In the event the Executive experiences a Termination of Service for any other reason:

7.3.1	the Company shall notify the Trustee as soon as is practicable of such Termination of Service;

7.3.2	the Trustee shall exercise the Trustee Option in respect of the unVested part of the Executive Interest; and

7.3.3	the Vested part of the Executive Interest will continue to be held by the Executive on the terms of this Deed.

8.	Executive's Right to Direct Trustee to Realise Value

8.1
For a period of 3 months following the third anniversary of the Grant Date (the "Sale Period"), the Executive may, subject to Clauses 6.3 and 8.3, serve notice on the Trustee, by way of a notification in substantially the form set out in Appendix 4 to this Deed, requesting the Trustee to exchange the Executive's and Trustee's respective Interests unless the parties agree otherwise by mutual agreement, in which case the Executive may request the Trustee to sell the Shares or purchase the Executive Interest. Any fractional interest in Common Shares in respect of the Executive Interest will be rounded down to the nearest whole Common Share.

8.2
If the Executive does not serve such a notice during the Sale Period, the Trustee shall, subject to Clauses 6.3 and 8.3, as soon as reasonably practicable after the expiry of the Sale Period, exchange the Executive's and Trustee's respective Interests in the Shares so that, following such exchange, the Executive becomes the beneficial owner of 100% of that number of Shares whose market value is equal to the market value of the Executive Interest on that day of exchange unless the parties agree otherwise by mutual agreement, in which case the Trustee may:

8.2.1	sell the Shares and pay to the Executive a share of the sale proceeds of equal value to the Executive Interest at that time; or

8.2.2	purchase the Executive Interest for an amount equal to the then market value of the Executive Interest.

8.3
All exchanges, offers, sales and other transfers of the Shares will be subject to, and made in accordance with, the requirements of Appendix 1 to this Deed. Further, if the Executive and/or the Trustee is restricted from selling, dealing in or making arrangements to sell or deal in, the Shares by reason of any statutory, regulatory or other rule, by guidelines issued by the SEC, the NASDAQ or a similar regulatory body, or by the Company's insider trading policy, the Trustee will not be obliged to sell or deal in the Shares until the relevant restriction has lifted.

8.4
If the Executive serves a sale or purchase notice on the Trustee pursuant to Clause 8.1 or the Trustee sells the Shares or purchases the Executive Interest pursuant to Clause 8.2, the sale proceeds or purchase price payable to the Executive shall be deliverable in Common Shares.

8.5
If (i) in connection with a sale of Shares pursuant Clause 8.2, the Trustee proposes to publicly resell such Shares pursuant to Rule 144 and the Company believes the Trustee would be unable to sell all of the Shares proposed to be sold by it pursuant to Rule 144 without volume or manner-of-sale restrictions or (ii) following a payment of Common Shares to the Executive pursuant to Clause 8.4, the Company believes such Common Shares would be subject to holding period restrictions pursuant to Rule 144 following such payment, the Company shall file as promptly as practicable a secondary only registration statement on Form S-3 (or any successor form to Form S-3) promulgated under the Securities Act (which, if the Company is then a "well-known seasoned issuer" (as defined in Rule 405 under the Securities Act), shall be filed pursuant to General Instruction I.D of Form S-3 (an "Automatic Shelf Registration Statement")), registering the resale of such Shares or Common Shares, as applicable (the "Registrable Securities") (or, in the event that Form S-3 is not available for the registration of the resale of the Registrable Securities, another appropriate form reasonably acceptable to the Trustee or the Executive, as applicable (the "Registered Seller")), by the Registered Seller (the "Registration Statement"). The Company shall use its reasonable efforts (i) if the Registration Statement is not an Automatic Shelf Registration Statement, to cause the Registration Statement to become effective as promptly as practicable, (ii) to cause the Registration Statement to remain effective until the date on which the Registered Seller has disposed of all of the Registrable Securities and (iii) to undertake any additional actions reasonably necessary to maintain the availability of, and to facilitate the disposition by the Registered Seller of the Registrable Securities pursuant to, the Registration Statement. The Registered Seller agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement, including furnishing to the Company such information regarding itself, the Common Shares in the Company held by it and the intended method of disposition of the Registrable Securities as shall be reasonably required to effect the registration of such Registrable Securities. The Company shall bear all expenses incurred in connection with the performance of its obligations under this Clause 8.5; provided, however, that the Company shall have no obligation to pay for any commissions or transfer taxes of the Registered Seller or the fees, disbursements or expenses of any counsel to the Registered Seller. The Company's obligations under this Clause 8.5 shall also apply to any shares in the capital of the Company issued or issuable with respect to the Registrable Securities as a result of any share split, share dividend, recapitalization, exchange or similar event.

9.	Trustee Option

9.1
The Executive grants the Trustee an option (the "Trustee Option") to acquire the whole or a portion of the Executive Interest for nil consideration in accordance with Clauses 5.3, 6.2, 6.3, 7.1 and 7.3.2.

9.2	In the event the Trustee exercises the Trustee Option, it shall serve on the Executive a notice of exercise in substantially the form set out in Appendix 5 to this Deed.

10.	Voting and Dividend Rights

10.1
The Executive and Trustee hold voting rights, in respect of the Shares in the same proportions as their respective Interests. The Executive and Trustee, however, agree to waive their rights to vote in respect of the Shares.

10.2	Any dividend payable on the Shares will be distributed in proportion to the Executive Interest and the Trust Interest, as determined at the relevant dividend record date.

10.3
The Trustee, however, under the terms of Enstar Group Limited Employee Benefit Trust deed, waives its right to a dividend in respect of the Trust Interest. Any dividends payable in respect of the Executive Interest shall be paid (in cash) to the Trustee (net of any dividend withholding taxes) to hold for the Executive. The Trustee will subsequently pay to the Executive any proportion of the dividends representing his personal income tax liability in respect of the dividend paid. If the Executive realises value from the Executive Interest pursuant to Clauses 8.1, 8.2 or 11, the remaining dividend monies will be used to acquire additional Shares to be transferred to the Executive at that time. If the Executive does not realise value from the Executive Interest pursuant to

Clauses 8.1, 8.2 or 11, the Executive hereby directs the Trustee to pay the remaining dividend monies on his behalf to the Company.

11.	Change in Control

11.1	In the event of a Change in Control, subject to Clause 11.2:

11.1.1
the Executive Interest shall Vest in full and, in anticipation of that Vesting, the Executive may serve notice on the Trustee at any time before the Change in Control, but subject to and in accordance with, any terms of the Change in Control, requesting the Trustee to accept the offer or other event with respect to the Executive Interest; and

11.1.2
the Trustee will pay / deliver to the Executive any consideration received under the offer or other event (in cash or shares in the offeror company, depending on the form of consideration so received) after deduction of an amount equal to the value of the Trust Interest.

11.2
If the terms of the offer or other event include an opportunity to exchange Shares for equivalent shares in the offeror company, the Trustee and the Executive may agree with offeror to exchange the Shares for equivalent shares in the offeror company in which case, the Executive Interest shall not Vest and Clause 11.3 shall apply to any such exchange. If the Trustee, Executive and offeror agree to exchange the Shares for equivalent shares in the offeror company, the Executive appoints the Trustee as the Executive's attorney to enter into such arrangements as may be necessary or desirable to effect such exchange.

11.3	If the Shares are exchanged for shares in the offeror company under Clause 11.2, the replacement shares will be held jointly on the terms of this Deed as if they were Shares.

12.	Relationship with Contract of Employment

12.1	The rights and obligations of the Executive under the terms of his office or employment with any Group Member shall not be affected by this Deed.

12.2
If the Executive ceases to hold office or employment with a Group Member, a certificate issued by the Company as to the reason why the Executive ceased to be a director, officer or employee shall be conclusive for the purposes of the Grant and Executive Interest.

13.	Tax Liabilities

13.1
Save as set out in Clause 2.2, the Executive shall be responsible for, and indemnifies the Company and the Trustee against, all relevant employment taxes relating to the Executive Interest. A Group Company and/or the Trustee may withhold an amount equal to such relevant tax from any amounts due to the Executive (to the extent such withholding is lawful) and/or make any other arrangements as it considers appropriate to ensure recovery of such relevant taxes including, without limitation, the sale of sufficient Shares acquired pursuant to the Grant to realise an amount equal to the relevant taxes (and the payment of that amount to the relevant authorities in satisfaction of the relevant taxes).

14.	Data Protection

14.1	The Executive acknowledges that there will be collection, processing and transfer of his personal data for any purpose relating to this Deed. This includes:

14.1.1	providing personal data to any Group Member and any third party such as the Trustee, registrars, brokers and any of their respective agents;

14.1.2	processing of personal data by any such Group Member or third party;

14.1.3
transferring personal data to a country outside the European Economic Area (including a country which does not have data protection laws equivalent to those prevailing in the European Economic Area); and

14.1.4	providing personal data to potential purchasers of the Company, the Executive's employer or the business in which the Executive works.

15.	Notices

15.1
A notice or other communication under or in connection with this Deed (a "Notice") shall be in writing and delivered personally or sent by first class post or email to the party due to receive the Notice to the address set out above provided that if the Notice is delivered by email it must also be delivered by one of the other methods specified in this Clause 15.1.

15.2	Unless there is evidence that it was received earlier, a Notice is deemed given if:

15.2.1	delivered personally, when left at the address set out above;

15.2.2	sent by mail two Business Days after posting it;

15.2.3	sent by email, when the email is sent, provided that a copy of the Notice is sent by another method referred to in this Clause 15.2 within one Business Day of sending the email.

16.	General

16.1	A variation of this Deed is valid only if it is in writing and signed by or on behalf of each party.

16.2
The failure to exercise or delay in exercising a right or remedy provided by this Deed or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Deed or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

16.3
A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed, but this does not affect any right or remedy of a third party which exists or is available apart from the Contracts (Rights of Third Parties) Act 1999.

17.	Entire Agreement
This Deed constitutes the entire agreement between the parties. It supersedes any previous agreements relating to the subject matter of this Deed, and sets out the complete legal relationship of the parties arising from or connected with that subject matter save that if there is any inconsistency with the rules of the Plan, the rules of the Plan will prevail.

18.	Assignment
The Company's rights and obligations under this Deed are freely transferable and assignable by the Company without the consent of the Trustee and/or the Executive provided that the Company shall notify the Trustee and the Executive in writing of such transfer or assignment within 30 Business Days after such transfer or assignment.

19.	Governing Law and Jurisdiction

19.1
This Deed (including a dispute relating to its existence, validity or termination) and any non‑contractual obligations or other matters arising out of or in connection with it are governed by English law.

19.2
The courts of England have exclusive jurisdiction to settle any dispute arising from or connected with this Deed (including a dispute regarding the existence, validity or termination of this Deed or relating to any non‑contractual or other obligation arising out of or in connection with this Deed) or the consequences of its nullity.

20.	Counterparts
This Deed may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement.

IN WITNESS of which this Deed has been executed on the date which appears above.

EXECUTED as a DEED by ENSTAR GROUP LIMITED

/s/ Guy Bowker_____________
(Authorised Signatory)

EXECUTED as a DEED
)
by DOMINIC F. SILVESTER        )
) /s/ Dominic F. Silvester_____________

in the presence of:

/s/ Shoushan Eretzian __________ Signature of witness
Shoushan Eretzian ____________ Name of witness
37 De Lara Way_______________ Address of witness
Woking______________________
Surrey, GU21 6NY_____________

EXECUTED as a DEED by ZEDRA TRUST COMPANY (GUERNSEY) LIMITED

/s/ Alison Parkes___________________
(Authorised signatory)

/s/ Elaine Graham__________________
(Authorised signatory)

Appendix 1
In connection with the grant of the Interests and the acquisition of the Shares, each of the Executive and the Trustee, severally and not jointly, represents, warrants, acknowledges and agrees to and with the Company as follows (capitalized terms used but not defined in this Appendix shall have the meanings set forth in Regulation S ("Regulation S") under the Securities Act):

(a)	It is not a U.S. person (as such term is defined in Rule 902(k) of Regulation S) (a "U.S. Person") and is not acquiring the Interests or the Shares for the account or benefit of any U.S. Person.

(b)
It was located outside the United States of America, its territories and possessions, any State of the United States and the District of Columbia (the "United States") at the time any offer to buy the Interests or the Shares was made to it and at the time that any buy order was originated by it.

(c)	The Interests and the Shares were not offered to it by means of any directed selling efforts (as such term is defined in Rule 902(c) of Regulation S).

(d)
The Shares have not been registered under the Securities Act and may be offered and sold only in accordance with Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

(e)	Hedging transactions involving the Shares may not be conducted unless in compliance with the Securities Act.

(f)
The Shares are "restricted securities" within the meeting of Rule 144(a)(3) under the Securities Act and no representation can be made as to the availability of the exemption provided by Rule 144 under the Securities Act for resales of the Shares.

(g)
The Company may refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

(h)
Any offer or sale by it of the Shares, if made prior to the expiration of the six (6) month distribution compliance period (calculated in accordance with Rule 902(f) of Regulation S), will be made pursuant to the following conditions:

a.
The purchaser certifies that it is not a U.S. Person and is not acquiring the Shares for the account or benefit of any U.S. Person or is a U.S. Person who purchased the securities in a transaction that did not require registration under the Securities Act; and

b.
The purchaser agrees to resell such Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to such Shares unless in compliance with the Securities Act.

(i)
Upon the original issuance of the Shares, and until no longer required under the Securities Act or applicable state securities laws, the certificates representing the Shares will bear the following legend:

"BY ITS ACQUISITION OF THIS SECURITY (OR AN INTEREST HEREIN), THE PURCHASER HEREOF REPRESENTS THAT (A) IT IS A PURCHASER ACQUIRING SUCH SECURITY IN A SALE OCCURRING OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF, AND IN ACCORDANCE WITH, REGULATION S, AND (B) IT IS NOT, AND IS NOT ACQUIRING THE SECURITY FOR THE ACCOUNT OR BENEFIT OF, A "U.S. PERSON" (WITHIN THE MEANING OF REGULATION S). THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO A U.S. PERSON (WITHIN THE MEANING OF IN REGULATION S) EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING

TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

Appendix 2
Calculation of Compound Annual Growth Rate (“CAGR”) and application
The CAGR (expressed as a percentage) is calculated as the rate of compounded annual growth required to give a share price of $266 for the 3 year period commencing on 21 January 2020, using the closing Enstar share price on 17 January 2020.
CAGR calculation
Closing share price on 17 January 2020 = $205.89 (P0)
Hurdle = $266 (P1)
3 year commencing 21 January 2020 (in years) (n) = 3
CAGR = (P1/P0)1/3 -1
P1/P0 = 1.291952
1.291952 1/3 = 1.089136
1.089136 - 1 = 0.089136
CAGR = 8.9136%
Use of CAGR
CAGR is used to determine the Hurdle at the point the Executive realises their Interest.
Where the Executive Interest is realised on or after the third anniversary of the Grant Date, the CAGR results in a Hurdle share price of $266.
If the Market Price is below $266 on the third anniversary of the Grant Date or the Realisation Date, the Executive Interest has no value.
If the Market Price is $266 or above, the Executive Interest has a value equal to the Market Price on the Realisation Date (e.g. $270) less the Grant Price ($205.89). Giving the Executive Interest a value of $64.11 per Share.
Change in Control
If the Executive Interest Vests on a Change in Control prior to the third anniversary of the Grant Date, then the Hurdle is determined using the 17 January 2020 share price ($205.89) and the period 21 January 2020 to the date a final offer is made that subsequently results in a Change in Control.
So, if a final offer is made on 21 January 2021 that subsequently results in a Change in Control, the Hurdle would be calculated as:
P0 * (1+CAGR)n
Where P0 = $205.89, CAGR = 8.9136% and n=1
This gives a Hurdle of $224.24.
If the Market Price on the date on which a final offer is made that subsequently results in a Change in Control is at or above $224.24, the Executive Interest has value equal to the Market Price less the Grant Price. If the Market Price is below $224.24, the Executive Interest has no value. Market Price for the purposes of a Change in Control shall be the applicable offer price per Common Share (or equivalent value thereof where the consideration is in a form other than cash).

Appendix 3
Joint Election under s431 ITEPA 2003 for full or partial disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003

One Part Election

1.	Between
the Employee                         [insert name of employee]
whose National Insurance Number is             [insert NINO]
and
the Company (who is the Employee's employer)         [insert name of company]
of Company Registration Number            [insert CRN]

2.	Purpose of Election
This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.
The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.	Application
This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:
Number of securities                    [insert number]
Description of securities                    [insert description]
Name of issuer of securities                [insert name of issuer]
*    acquired by the Employee on             [insert date]
*    to be acquired by the Employee between [dd/mm/yyyy] and [dd/mm/yyyy]

*	to be acquired by the Employee after [dd/mm/yyyy] under the terms of [insert scheme/plan name]
(* delete as appropriate)

4.	Extent of Application

This election disapplies (* delete as appropriate):
*    S.431(1) ITEPA: All restrictions attaching to the securities, or

*	S431(2) ITEPA: The following specified restriction : [details of specified restriction]

5.	Declaration
This election will become irrevocable upon the later of its signing or the acquisition (* and each subsequent acquisition) of employment-related securities to which this election applies.
(* delete as appropriate)
In signing this joint election, we agree to be bound by its terms as stated above.

……………………………………….. …./…./……….
Signature (Employee) Date

………………………………………. …./…../………
Signature (for and on behalf of the Company) Date

………………………….………………
Position in company

Note:    Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.

Appendix 4
Notice Directing Trustee to exchange Interests in Shares
Dear Zedra Trust Company (Guernsey) Limited,
By an agreement (the "Agreement") dated 21 January 2020 between you, me and the Company, you agreed under Clause 8.1 of the Agreement to exchange Interests in some or all of the Shares we own jointly.
Unless otherwise specified, defined terms in this notice have the meanings defined in the Agreement.
I believe that I am now entitled to direct you to exchange Interests in Shares under the terms of Clause 8 of the Agreement.
I hereby direct you to exchange our Interests in the Shares so that, following such exchange, I become the beneficial owner of 100% of that number of Shares whose market value is equal to the market value of the Executive Interest on that day of exchange.

Yours sincerely,

DOMINIC F. Silvester

Appendix 5
Notice of Exercise of Trustee Option
[On Trustee Letterhead]

Dear Dominic,
By an agreement (the "Agreement") dated 21 January 2020 between you, us and the Company, you granted the Trustee an option, under Clause 9.1 of the Agreement to acquire all or part of your Executive Interest following an event specified in Clauses 5.3, 6.2, 6.3, 7.1 and 7.3.2 of the Agreement.
Unless otherwise specified, defined terms in this notice have the meanings defined in the Agreement.
On [DATE] the Trustee received notice from the Company that [the Market Price on the [Realisation Date] [Vesting date] was less than the Hurdle] [you had [attempted to transfer, assign, charge or otherwise dispose of the Executive Interest] [experienced a Termination of Service for [Cause] [a reason other than those detailed in Clauses 7.1 and 7.2 of the Agreement] [the Performance Condition had not been met in relation to 20% of your Executive Interest] Delete as appropriate..
The Company has determined that the Trustee may exercise the Trust Option to acquire [PERCENTAGE] of your Executive Interest for nil consideration.
By giving this notice, the Trustee is exercising its Trustee Option and by signing and returning this letter, you agree to sell [PERCENTAGE] of your Executive Interest for nil consideration under the terms of the Agreement.
[The Trustee is only exercising the Trustee Option over [PERCENTAGE] of your Executive Interest. The remainder of your Executive Interest remains subject to the terms of the Agreement.]
Yours sincerely,

Zedra Trust Company (Guernsey) Limited

Appendix 6
Performance Condition
The percentage of the Executive Interest (20%) that shall Vest under Clause 6.3 shall be determined by reference to the Company's Growth in FDBVPS for the Performance Period.
"FDBVPS" is the fully diluted book value per Common Share as calculated in accordance with the accounting policies and definitions adopted for the purpose of preparation of the annual audited financial statements of the Company, as adjusted to (i) address the impact of any extraordinary capital management transactions, including any special dividends, or the impact of share price movements during the Company’s fiscal year on any Company share buy-back program, as determined by the Committee in its sole discretion, (ii) exclude the temporary dilutive impact, if any, of any Company shares issued to an employee benefit trust, as determined by the Committee in its sole discretion and (iii) exclude all selling and other transactional expenses incurred in connection with any transaction which, if consummated, would result in a Change in Control, including without limitation the cost of defending against any such transaction and any third-party legal and advisory costs.
"Opening FDBVPS" is the FDBVPS as of January 1, 2020.
"Performance Period" is the period between January 1, 2020 and December 31, 2022.
"Performance Period End FDBVPS" is the FDBVPS as of the end of the Performance Period.
"Growth in FDBVPS for the Performance Period" is calculated as follows: (Performance Period End FDBVPS/Opening FDBVPS)-1, expressed as a percentage.
Determining percentage of Executive Interest that Vests
To satisfy the Performance Condition, Growth in FDBVPS for the Performance Period must meet or exceed the amount implied by a compound annual growth rate of the FDBVPS of 10% over the Performance Period (the "Target"). By way of illustration only, if the Opening FDBVPS were 100, the Target would be 133.1.
In the event the Target is not met, 20% of the Executive Interest shall not Vest.
Any fractional interest in Common Shares in respect of the Executive Interest that Vests under this Appendix 6 will be rounded up to the nearest whole Common Share.